EXHIBIT 10.8
CONSULTING AGREEMENT
     This Consulting Agreement (“Agreement”) is by and between J.S.B. Jenkins, an individual (“Jenkins” or the “Consultant”), and Tandy Brands Accessories, Inc. (“Company”), both of whom are sometimes referred to herein as the “Parties”, as of May 1, 2009.
RECITALS:
     WHEREAS, Jenkins served as President and Chief Executive Officer of the Company from 1990 until October 1, 2008 and has provided valuable service to the Company and holds valuable knowledge, experience and relationships with respect to the Company, its customers, industry and its business; and
     WHEREAS, effective October 1, 2008, N. Roderick McGeachy, III (“McGeachy”) was appointed President and Chief Executive Officer of the Company; and
     WHEREAS, to facilitate the transition between Jenkins and McGeachy, Jenkins agreed to continue as an employee of the Company for a reasonable transition period; and
     WHEREAS, Jenkins and the Company have mutually agreed that, effective as of June 30, 2009, Jenkins will retire as an employee of the Company and as a member of the Company’s Board of Directors; and
     WHEREAS, the Company has determined it would be advisable and in the best interests of the Company and its stockholders to engage Jenkins as a consultant and provide for certain restrictions on Jenkins’ ability to compete with the Company while receiving consulting fees from the Company and certain releases; and
     WHEREAS, Jenkins agrees, in exchange for the payments described herein and for other good and valuable consideration, to waive and release any and all claims that he may have against the Company as of this signing, and to waive and release any and all claims that he may have after this Agreement is signed by signing a Release of Claims in the form attached hereto as Exhibit “A” no sooner than June 30, 2009; and
     WHEREAS, except as otherwise provided herein, the Parties desire to keep the terms of this Agreement confidential.
     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, including the recitals set forth above, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. Services. The Parties hereby agree that, effective as of the close of business on June 30, 2009, Jenkins will retire as an employee of the Company and as a member of the Company’s Board of Directors. Following such retirement, effective as of July 1, 2009, the Company hereby engages the Consultant to provide consulting services to the Company (the “Services”) during the Term (as defined herein) and the Consultant agrees to provide the Services on the terms and conditions set forth herein. The Services will consist of mutually agreed tasks and projects as determined by the President and Chief Executive Officer of the Company which are consistent with Consultant’s skills and experience with the Company and will be reflected in written project statements describing the specific Services to be performed and the scope of the particular project.

The ultimate manner in which the Services are to be performed and the specific hours to be worked by the Consultant shall be determined by the Consultant.
     The Parties agree Consultant will work independently and exercise his own judgment, without official hours or a prescribed minimum number of hours. The Company shall have no control over the means or methods of Consultant’s work, except that Consultant shall provide the Services in a professional and workmanlike manner consistent with the standards of the trade and the particular project statement, and shall comply with all applicable local, state and federal laws, rules and regulations.
     2. Term. The term of this Agreement shall run from July 1, 2009 through June 30, 2012 (the “Term”). The Company may, by providing Consultant written notice, terminate this Agreement during the Term in the event Consultant (a) materially fails to perform the Services, or (b) otherwise materially breaches the terms of this Agreement.
     3. Compensation.
          a. In consideration for the provision of the Services in accordance with the terms hereof, the release provided for in Section 4, the covenants contained in Sections 5 and 6 of this Agreement, the Release of Claims in the form attached hereto as Exhibit “A” and the other covenants contained herein, the Company shall pay to Consultant an amount equal to $400,000 per year, payable in equal monthly installments for each year during the Term commencing August 15, 2009. The Parties acknowledge and agree that no amounts will be withheld from such payments, and that Consultant will be solely responsible for payment of all taxes which may be owed on these payments.
          b. Any reasonable and necessary business expenses which are approved by the Company in writing prior to their incurrence and incurred by Consultant in performing the Services shall be paid by the Company either directly or by reimbursing Consultant, in accordance with the Company’s regular reimbursement procedures and practices in effect for independent contractors during the Term (which will include written documentation of such expenses). Following calendar year end, the Company shall issue a Form 1099 to Consultant for all compensation Consultant received as a consultant during the applicable period.
     4. Release.
          a. In consideration of the payments described above, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Consultant, together with his spouse, agents, assigns, representatives, and designees hereby settles, releases and fully discharges the Company, its stockholders, parent companies, partners, limited liability partners, officers, directors, employees, agents, legal representatives, subsidiaries, divisions, related companies, businesses, corporations, employee benefit plan fiduciaries and other related persons or entities, including their predecessors and successors, together with the officers, directors, partners, limited liability partners, agents, owners, legal representatives, servants and employees, and the assigns, heirs, privies, predecessors, successors and insurers of each such person or entity (collectively “Releasees”) from each and every grievance, administrative proceeding, dispute, claim, demand, lawsuit, controversy, action or cause of action, of whatever nature, including but not limited to those grounded in discrimination, contract, negligence, strict liability, warranty, tort or otherwise, under any and all local, state or federal laws, whether arising out of or in any manner related to Consultant’s employment with the Company or retirement therefrom; or any other conduct by the Releasees up to Consultant’s execution of this Agreement.
          b. Without limiting the generality of the above paragraph, Consultant knowingly and voluntarily waives, and agrees to release and discharge the Releasees from all claims or demands he has based upon, arising from, or related to his employment by the Company, or retirement therefrom, including, without limitation, any and all claims for injunctive relief, attorneys’ fees, or compensatory and punitive damages for: physical injuries; mental anguish; physical pain and suffering; wrongful discharge; and any rights he may have under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act; sexual harassment; sex, race, national origin, religious, and disability discrimination; incapacity; failure to pay proper wage, minimum wage and/or overtime wages; unpaid wages or benefits; loss of wages or benefits, including bonuses; loss of earning capacity; loss of job security; defamation; libel; slander; humiliation; physical impairment and/or disfigurement; loss of consortium; harm to reputation; medical expenses; personal property; negligence; gross negligence; invasion of privacy; intentional infliction of emotional distress; negligent infliction of emotional distress; loss or diminution of career advancement; loss of dignity; breach of contract; and any and all claims arising under any other federal, state or local statute, law, ordinance, regulation or order relating to taxes or prohibiting employment discrimination, any such claim under tort, wrongful discharge or breach of contract, breach of agreement, or any other claim or cause of action whatsoever, whether known or unknown, arising from any action(s) of the Releasees.
          c. The waiver provisions of this Agreement are acknowledged and conclusively deemed to be in compliance with the requirements of the Older Workers Benefit Protection Act, 29 U.S.C. §§ 626(f)(1)(A)-(G). Consultant has knowingly and voluntarily agreed, in consideration of the payments described above, to waive, among other things, any and all rights and claims he may have against the Company under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”). Consultant specifically acknowledges that the waiver of rights under the ADEA has been written in a manner that he has understood; that the waiver specifically refers to claims arising under the ADEA; that he has not waived any rights or claims under the ADEA that arise after the date this waiver is executed; that the waiver of rights or claims under the ADEA has been in exchange for consideration in addition to anything of value to which he is already entitled; that he has been advised hereby in writing to consult with an attorney before signing this Agreement; that he has been given at least twenty-one (21) days within which to consider this Agreement; that this Agreement provides for a period of at least seven (7) days following execution by Consultant of this Agreement for Consultant to revoke the Agreement, in which case none of the payments and/or consideration referenced in Section 3 above will be made and/or given; and that this Agreement is not effective until eight (8) days after execution by all Parties.
     5. Confidential/Proprietary Information.
          a. During his employment with the Company and during the Term, the Company has disclosed and will disclose to Consultant or place Consultant in a position to have access to information not generally known and proprietary to the Company about the business, services and products of the Company and its subsidiaries and/or divisions. By way of illustration and not limitation, such information shall include information relating to products, processes, know-how, designs, formulas, methods, development or experimental work, improvements, discoveries, plans for research, new products, marketing and selling strategies and plans, business plans, budgets and unpublished financial information or statements, licenses, prices, products and components costs and margins, suppliers and customer identities and contacts (and lists of same), and information regarding the skills and compensation of other employees of the Company. All such information described in the immediately preceding sentences, together with all non-public information relating to the terms and conditions of Consultant’ employment with the Company, is collectively referred to in this Agreement as “Confidential Information.” Consultant hereby acknowledges and agrees that all Confidential Information shall be maintained in strict confidence by Consultant and shall be used only for the purpose of performing his duties pursuant to this Agreement, and that no such Confidential Information shall be otherwise used or disclosed by Consultant during or after the Term without the prior written consent of the Company. Upon execution of this Agreement, Consultant will deliver to the Company all Confidential Information and other documents, records, notebooks, customer lists, business proposals, contracts, agreements, and other repositories containing information concerning the Company and its subsidiaries and/or divisions, or the business of the Company and its subsidiaries and/or divisions (including all copies thereof) in Consultant’s possession, whether prepared by Consultant or others, unless such Confidential Information is needed to perform the Services.
          b. Consultant agrees that all rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the business of the Company and its subsidiaries and/or divisions, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that Consultant has or may discover, invent, or originate during the Term, and for a period of twelve (12) months thereafter, either alone or with others and whether or not during working hours or by the use of the facilities of the Company and its subsidiaries and/or divisions (“Inventions”), shall be the exclusive property of the Company. Consultant shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem necessary to protect or perfect its rights therein, and shall assist the Company, at the Company’s expense, in obtaining, defending and enforcing the Company’s rights therein. Consultant hereby appoints the Company as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Company to protect or perfect its rights to any Inventions.
          c. Except to the extent disclosed in the Company’s public filings with the Securities and Exchange Commission (the “SEC”) pursuant to the SEC’s rules and regulations, Consultant agrees that all terms and conditions contained in this Agreement are to remain strictly confidential and cannot be disclosed to anyone other than his spouse, attorneys, and accountant who shall be advised of this provision and agree to it before any disclosure to them is made. The confidentiality of the terms and conditions contained herein is part of the consideration inducing the Company to enter into this Agreement. In the event Consultant or his spouse, attorneys, or accountant breach the promises contained in this Section 5.c., Consultant shall be liable for any damages, including any attorneys’ fees and costs incurred as a result of such breach. Any such action permitted to the Company by the foregoing, however, shall not affect or impair any of Consultant’s obligations or promises made pursuant to this Agreement including, without limitation, the release of claims in Section 4, the Release of Claims in the form attached hereto as Exhibit “A” and the covenants contained in Sections 5 and 6.
     6. Non-Competition/Non-Solicitation. In exchange for receiving the Confidential Information referenced in Section 5, and the consideration referenced in Section 3 above,

Consultant agrees that, during the Term and for as long as he is receiving consulting fees from the Company:
          a. he will not (directly or indirectly, alone or in conjunction with others) carry on or engage in a business similar to the business of the Company or any of its subsidiaries and/or divisions (including, but not limited to, any business that manufactures, sells, or distributes leather goods);
          b. he will not (directly or indirectly, alone or in conjunction with others) solicit or accept business from any customer of the Company or its subsidiaries and/or divisions for any purpose other than doing business with the Company; and/or
          c. he will not (directly or indirectly, alone or in conjunction with others) solicit or encourage in any way any employee of the Company or any of its subsidiaries and/or divisions to leave the employ of the Company or any of its subsidiaries and/or divisions.
     The Parties agree that the time periods referenced in this Section 6 shall not include any period of time during which Consultant is in breach of this Section 6. As such, the period of time for which Consultant is not permitted to engage in the activities listed above shall extend beyond the Term and any period during which he is receiving consulting fees from the Company for a period of time equal to the period(s) of time Consultant is in breach of this Section 6.
     7. Defense. Consultant understands and agrees that this Agreement may be asserted as a full and complete defense to, and may be used as the basis for an injunction against any action, lawsuit, administrative charge, or any other claim instituted, prosecuted, maintained, or attempted by Consultant in violation of this Agreement and consistent with applicable law(s). This Agreement shall be binding on Consultant, his spouse, heirs, successors, and assigns, and inure to the benefit of the Releasees.
     8. Mutual Nondisparagement. Consultant understands and agrees that subsequent to the execution of this Agreement, he will not verbally or in writing criticize, disparage, deprecate, derogate, discredit, or vilify the Company, its subsidiaries, divisions, employees, policies, products, or procedures. The Company agrees that should a prospective employer contact it seeking a reference on Consultant, only dates of employment and last position held will be provided.
     9. Remedies Upon Breach of the Agreement; Indemnification. Consultant acknowledges and agrees that in the event of a material breach by him of any provision of this Agreement (which shall include, without limitation, any breach of the provisions of Sections 5, 6, or 8 of this Agreement): (a) the Company will be irreparably damaged and may have no adequate remedy at law, and will be entitled to injunctive relief as a matter of right from any court of competent jurisdiction restraining any further breach of this Agreement; and (b) the Company’s remaining obligations under this Agreement, if any, shall immediately terminate. Any such action permitted to the Company by the foregoing, however, shall not affect or impair any of Consultant’s obligations or promises made pursuant to this Agreement including, without limitation, the release of claims and covenants contained in Sections 4, 5 and 6 above and the Release of Claims in the form attached hereto as Exhibit “A”.
     10. Arbitration. Any dispute regarding any aspect of this Agreement or any act which allegedly has or would violate any provision of this Agreement, other than a breach or violation of Section 6 (“Arbitrable Dispute”) will be submitted to arbitration in Dallas, Texas before an experienced arbitrator licensed to practice law in the State of Texas and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association, as the exclusive remedy for such claim or dispute. Should any party to this Agreement hereafter institute any legal action or administrative proceeding against the other with respect to any claim(s) released by this Agreement or pursue any Arbitrable Dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses, and attorneys’ fees incurred as a result of such action.
     11. Independent Contractor. The Parties agree that, in performing consulting services hereunder, Consultant shall be considered an independent contractor. Nothing contained herein shall be construed to create an employment, partnership, joint venture or agency relationship between the Parties. In this regard, Consultant understands and agrees he is not entitled to any employee benefits (other than with respect to COBRA) such as group health insurance, retirement benefits, etc., which are normally provided to Company employees. In addition, Consultant will be solely responsible for providing his own support staff, equipment and transportation and the Company will not provide office space, staff support, computer equipment, telephone equipment or service, automobile allowances or company vehicles or similar items normally associated with employees of the Company.
     12. Other Matters.
          a. This Agreement shall be construed and interpreted to the maximum extent possible in a manner to avoid any adverse tax consequences to Jenkins under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). If the Company or Jenkins reasonably determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company and Jenkins shall work together to adopt such amendments to this Agreement, or adopt other policies or procedures (including amendments, policies, and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to: (a) exempt the compensation and benefits payable under this Agreement from Section 409A and/or to preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement; or (b) comply with the requirements of Section 409A.
          b. For the period during which Jenkins is entitled to continuation coverage under any group health plan of the Company under Section 4980B of the Internal Revenue Code of 1986, as amended, Jenkins shall be entitled to reimbursement of the cost for such continuation coverage for Jenkins and his eligible dependents under such plan(s) at the same level of coverage as he and his eligible dependents were receiving immediately prior to the date of Jenkins’ retirement; provided, however, that Jenkins substantiates to the Company that the cost for the continuation coverage has been paid within ninety (90) days of such payment. The Company will reimburse Jenkins for the premiums paid for continuation coverage within fifteen (15) days of the date on which the Company receives such substantiation.
     13. Entire Agreement. It is further understood and agreed that this Agreement contains the entire agreement between the parties and supersedes any and all prior agreements, arrangements, or understandings between the parties. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist.
     14. Modification of Agreement. This Agreement may not be changed or modified or released or discharged or abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by the Parties hereto.

     15. Severability. This Agreement is severable, and if any provision of this Agreement is determined to be void, unenforceable, or invalid for any reason, the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the parties.
     16. Assignment. Consultant warrants that no claims, demands, damages, actions, causes of action, or suits in equity, hereby released, have been filed, asserted, or assigned to a third party.
     17. Understanding. Consultant warrants and affirms that he has read this Agreement and fully understands it to be a compromise and settlement and release of all claims, known or unknown, present or future, that he has or may have against any of the Releasees arising out of his employment with the Company or retirement therefrom. Consultant warrants that he is legally competent to execute this Agreement.
     18. Notices. All notices pursuant to this Agreement shall be in writing and sent certified mail, return receipt requested, addressed as follows:
To the Company:	Tandy Brands Accessories, Inc. 690 East Lamar Blvd., Suite 200 Arlington, Texas 76011 Attn: N. Roderick McGeachy, III

To Consultant:	J.S.B. Jenkins 5101 Forest Lake Ct. Arlington, Texas 76017

With a copy to: Dan McElroy Attorney at Law dan@mcelroy-law.com
     Notice shall be deemed given and effective on the earlier of three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either Party may change the address for notice by notifying the other Party of such change in accordance with this Section 18.
     19. Survival. Sections 4, 5, 6, 7, 8, 9 and 10 hereof shall survive the termination or expiration of this Agreement.
     20. Governing Law. This Agreement shall be construed and enforced under the laws of the State of Texas, without regard to principles of conflicts of laws.
     21. Voluntary Agreement. The parties to this Agreement represent that they have the advice and counsel of their own attorney, if deemed necessary, and that they are relying upon their own and their attorneys’ judgment, belief and knowledge with respect to the nature, extent and duration of their claims, to the extent such counsel has been provided. Consultant executes this Agreement voluntarily, without duress or coercion of any sort whatsoever.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set forth below.

TANDY BRANDS ACCESSORIES, INC.

By:	/s/ N. Roderick McGeachy III	/s/ JSB Jenkins

	N. Roderick McGeachy, III Chief Executive Officer	J.S.B. Jenkins

Date:	May 1, 2009	Date:	May 1, 2009

STATE OF TEXAS COUNTY OF TARRANT	§ § §
     SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned authority, by J.S.B. Jenkins, on this 1 day of May, 2009.

SEAL	/s/ Janice Gooch

NOTARY PUBLIC in and for The State of Texas

My Commission Expires:

6-18-13	Janice Gooch

Typed or Printed Name of Notary Public

EXHIBIT “A”
RELEASE OF CLAIMS
     This Release of Claims (this “Release”) is by and between J.S.B. Jenkins, an individual (“Jenkins”), and Tandy Brands Accessories, Inc. (“Company”), both of whom are sometimes referred to herein as the “Parties”, as of June 30, 2009.
RECITALS:
     WHEREAS, pursuant to that certain Consulting Agreement, dated May ___, 2009, by and between Jenkins and the Company (the “Consulting Agreement”), the Parties mutually agreed that (i) effective as of June 30, 2009, Jenkins would retire as an employee of the Company and a member of the Company’s Board of Directors, (ii) effective as of July 1, 2009, the Company would engage Jenkins as a consultant, and (iii) in exchange for the payments described in the Consulting Agreement and for other good and valuable consideration, Jenkins would waive and release any and all claims that he may have against the Company as of the signing of the Consulting Agreement (the “Signing Date”), and waive and release any and all claims that he may have after the Signing Date by signing this Release no sooner than June 30, 2009; and
     WHEREAS, except as otherwise provided herein, the Parties desire to keep the terms of this Release confidential.
     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, including the recitals set forth above, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
     1. Release.
          a. In consideration of the payments described in the Consulting Agreement, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Jenkins, together with his spouse, agents, assigns, representatives, and designees hereby settles, releases and fully discharges the Company, its stockholders, parent companies, partners, limited liability partners, officers, directors, employees, agents, legal representatives, subsidiaries, divisions, related companies, businesses, corporations, employee benefit plan fiduciaries and other related persons or entities, including their predecessors and successors, together with the officers, directors, partners, limited liability partners, agents, owners, legal representatives, servants and employees, and the assigns, heirs, privies, predecessors, successors and insurers of each such person or entity (collectively “Releasees”) from each and every grievance, administrative proceeding, dispute, claim, demand, lawsuit, controversy, action or cause of action, of whatever nature, including but not limited to those grounded in discrimination, contract, negligence, strict liability, warranty, tort or otherwise, under any and all local, state or federal laws, whether arising out of or in any manner related to Jenkins’ employment with the Company or retirement therefrom; or any other conduct by the Releasees up to Jenkins’ execution of this Release.
          b. Without limiting the generality of the above paragraph, Jenkins knowingly and voluntarily waives, and agrees to release and discharge the Releasees from all claims or demands he has based upon, arising from, or related to his employment by the Company, or retirement therefrom, including, without limitation, any and all claims for injunctive relief, attorneys’ fees, or compensatory and punitive damages for: physical injuries; mental anguish; physical pain and suffering; wrongful discharge; and any rights he may have under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act; sexual harassment; sex, race, national origin, religious, and disability discrimination; incapacity; failure to pay proper wage, minimum wage and/or overtime wages; unpaid wages or benefits; loss of wages or benefits, including bonuses; loss of earning capacity; loss of job security; defamation; libel; slander; humiliation; physical impairment and/or disfigurement; loss of consortium; harm to reputation; medical expenses; personal property; negligence; gross negligence; invasion of privacy; intentional infliction of emotional distress; negligent infliction of emotional distress; loss or diminution of career advancement; loss of dignity; breach of contract; and any and all claims arising under any other federal, state or local statute, law, ordinance, regulation or order relating to taxes or prohibiting employment discrimination, any such claim under tort, wrongful discharge or breach of contract, breach of agreement, or any other claim or cause of action whatsoever, whether known or unknown, arising from any action(s) of the Releasees.
          c. The waiver provisions of this Release are acknowledged and conclusively deemed to be in compliance with the requirements of the Older Workers Benefit Protection Act, 29 U.S.C. §§ 626(f)(1)(A) -(G). Jenkins has knowingly and voluntarily agreed, in consideration of the payments described above, to waive, among other things, any and all rights and claims he may have against the Company under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”). Jenkins specifically acknowledges that the waiver of rights under the ADEA has been written in a manner that he has understood; that the waiver specifically refers to claims arising under the ADEA; that he has not waived any rights or claims under the ADEA that arise after the date this waiver is executed; that the waiver of rights or claims under the ADEA has been in exchange for consideration in addition to anything of value to which he is already entitled; that he has been advised hereby in writing to consult with an attorney before signing this Release; that he has been given at least twenty-one (21) days within which to consider this Release; that this Release provides for a period of at least seven (7) days following execution by Jenkins of this Release for Jenkins to revoke the Release, in which case none of the payments and/or consideration referenced in Section 3 above will be made and/or given; and that this Release is not effective until eight (8) days after execution by all Parties.
     2. Confidential Information. Except to the extent disclosed in the Company’s public filings with the Securities and Exchange Commission (the “SEC”) pursuant to the SEC’s rules and regulations, Jenkins agrees that all terms and conditions contained in this Release are to remain strictly confidential and cannot be disclosed to anyone other than his spouse, attorneys, and accountant who shall be advised of this provision and agree to it before any disclosure to them is made. The confidentiality of the terms and conditions contained herein is part of the consideration inducing the Company to enter into this Release. In the event Jenkins or his spouse, attorneys, or accountant breach the promises contained in this Section 2, Jenkins shall be liable for any damages, including any attorneys’ fees and costs incurred as a result of such breach. Any such action permitted to the Company by the foregoing, however, shall not affect or impair any of Jenkins’ obligations or promises made pursuant to this Release.
     3. Defense. Jenkins understands and agrees that this Release may be asserted as a full and complete defense to, and may be used as the basis for an injunction against any action, lawsuit, administrative charge, or any other claim instituted, prosecuted, maintained, or attempted by

Jenkins in violation of this Release and consistent with applicable law(s). This Release shall be binding on Jenkins, his spouse, heirs, successors, and assigns, and inure to the benefit of the Releasees.
     4. Arbitration. Any dispute regarding any aspect of this Release or any act which allegedly has or would violate any provision of this Release (“Arbitrable Dispute”) will be submitted to arbitration in Dallas, Texas before an experienced arbitrator licensed to practice law in the State of Texas and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association, as the exclusive remedy for such claim or dispute. Should any party to this Release hereafter institute any legal action or administrative proceeding against the other with respect to any claim(s) released by this Release or pursue any Arbitrable Dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses, and attorneys’ fees incurred as a result of such action.
     5. Modification of Release. This Release may not be changed or modified or released or discharged or abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by the Parties hereto.
     6. Severability. This Release is severable, and if any provision of this Release is determined to be void, unenforceable, or invalid for any reason, the remainder of this Release shall be considered valid and operative and effect shall be given to the intent manifested by the parties.
     7. Assignment. Jenkins warrants that no claims, demands, damages, actions, causes of action, or suits in equity, hereby released, have been filed, asserted, or assigned to a third party.
     8. Understanding. Jenkins warrants and affirms that he has read this Release and fully understands it to be a compromise and settlement and release of all claims, known or unknown, present or future, that he has or may have against any of the Releasees arising out of his employment with the Company or retirement therefrom. Jenkins warrants that he is legally competent to execute this Release.
     9. Notices. All notices pursuant to this Release shall be in writing and sent certified mail, return receipt requested, addressed as follows:
To the Company:	Tandy Brands Accessories, Inc. 690 East Lamar Blvd., Suite 200 Arlington, Texas 76011 Attn: N. Roderick McGeachy, III

To Jenkins:	J.S.B. Jenkins 5101 Forest Lake Ct. Arlington, Texas 76017

With a copy to:	Dan McElroy Attorney at Law dan@mcelroy-law.com
     Notice shall be deemed given and effective on the earlier of three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either Party may change the address for notice by notifying the other Party of such change in accordance with this Section 9.
     10. Governing Law. This Release shall be construed and enforced under the laws of the State of Texas, without regard to principles of conflicts of laws .
     11. Voluntary Agreement. The parties to this Release represent that they have the advice and counsel of their own attorney, if deemed necessary, and that they are relying upon their own and their attorneys’ judgment, belief and knowledge with respect to the nature, extent and duration of their claims, to the extent such counsel has been provided. Jenkins executes this Release voluntarily, without duress or coercion of any sort whatsoever.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Release on the respective dates set forth below.

TANDY BRANDS ACCESSORIES, INC.

By:

	N. Roderick McGeachy, III Chief Executive Officer	J.S.B. Jenkins

Date:	Date:

STATE OF TEXAS COUNTY OF TARRANT	§ § §
     SUBSCRIBED AND SWORN TO BEFORE ME, the undersigned authority, by J.S.B. Jenkins, on this       day of          , 200   .

NOTARY PUBLIC in and for The State of Texas

My Commission Expires:

Typed or Printed Name of Notary Public